Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

HD SUPPLY, INC.1

(Exact name of obligor as specified in its charter)

Delaware	75-2007383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 Cumberland Boulevard,

Suite 1480

Atlanta, Georgia 30339

(Address of principal executive offices)

12% Senior Notes due 2014

13.5% Senior Subordinated PIK Notes due 2015

(Title of the indenture securities)

[1]	See Table 1 – List of additional guarantor registrants

Table 1

Exact name of guarantor registrant as specified in its charter	State or other jurisdiction of formation	I.R.S. employer identification number

Brafasco Holdings II, Inc.	Delaware	54-2167751
Brafasco Holdings, Inc.	Delaware	36-4392444
Cox Lumber Co.	Florida	59-0999516
Creative Touch Interiors, Inc.	Maryland	52-1009987
HD Builder Solutions Group, LLC	Delaware	02-0647515
HD Supply Construction Supply Group, Inc.	Delaware	84-1380403
HD Supply Construction Supply, Ltd.	Florida	26-0100647
HD Supply Distribution Services, LLC	Delaware	20-2860740
HD Supply Electrical, Ltd.	Florida	26-0100654
HD Supply Facilities Maintenance Group, Inc.	Delaware	14-1900568
HD Supply Facilities Maintenance, Ltd.	Florida	52-2418852
HD Supply Fasteners & Tools, Inc.	Michigan	38-1992495
HD Supply GP & Management, Inc.	Delaware	51-0374238
HD Supply Holdings, LLC	Florida	42-1651863
HD Supply Management, Inc.	Florida	43-2080574
HD Supply Plumbing/HVAC Group, Inc.	Delaware	58-2510145
HD Supply Plumbing/HVAC, Ltd.	Florida	26-0100650
HD Supply Repair & Remodel, LLC	Delaware	20-2749043
HD Supply Support Services, Inc.	Delaware	59-3758965
HD Supply Utilities Group, Inc.	Delaware	52-2048968
HD Supply Utilities, Ltd.	Florida	26-0100651
HD Supply Waterworks Group, Inc.	Delaware	05-0532711
HD Supply Waterworks, Ltd.	Florida	05-0550887
HDS IP Holding, LLC	Nevada	61-1540596
HSI IP, Inc.	Delaware	66-0620064
Madison Corner, LLC	Florida	20-3548192
Park-Emp, LLC	Florida	30-0501912
ProValue, LLC	Delaware	55-0872477
Southwest Stainless, L.P.	Delaware	51-0374240
Sunbelt Supply Canada, Inc.	Delaware	41-2148226
Utility Supply of America, Inc.	Illinois	36-3645787
White Cap Construction Supply, Inc.	Delaware	95-3043400
Williams Bros. Lumber Company, LLC	Delaware	20-2920464
World-Wide Travel Network, Inc.	Florida	59-2571159

Item 1. General Information. Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)    Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 7th day of July 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed Vice President

EXHIBIT 6

July 7, 2009

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,028
Interest-bearing balances		10,631
Securities:
Held-to-maturity securities		0
Available-for-sale securities		102,802
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		7,380
Securities purchased under agreements to resell		1,122
Loans and lease financing receivables:
Loans and leases held for sale		28,411
Loans and leases, net of unearned income	332,448
LESS: Allowance for loan and lease losses	10,240
Loans and leases, net of unearned income and allowance		322,208
Trading Assets		11,401
Premises and fixed assets (including capitalized leases)		4,281
Other real estate owned		1,172
Investments in unconsolidated subsidiaries and associated companies		438
Intangible assets
Goodwill		11,381
Other intangible assets		13,099
Other assets		25,816
Total assets		$552,170

LIABILITIES
Deposits:
In domestic offices		$316,654
Noninterest-bearing	76,832
Interest-bearing	239,822
In foreign offices, Edge and Agreement subsidiaries, and IBFs		55,774
Noninterest-bearing	1,002
Interest-bearing	54,772
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		32,172
Securities sold under agreements to repurchase		13,234

Dollar Amounts In Millions
Trading liabilities	7,432
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	46,503
Subordinated notes and debentures	16,011
Other liabilities	19,122

Total liabilities	$506,902

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	29,112
Retained earnings	17,471
Accumulated other comprehensive income	(2,007)
Other equity capital components	0

Total equity capital	45,096
Noncontrolling (minority) interests in consolidated subsidiaries	172

Total equity capital	45,268
Total liabilities, minority interest, and equity capital	$552,170

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt

John Stumpf                                Directors

Carrie Tolstedt